UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019
__________________________________________
Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2019, Lakeland Industries, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Allen Dillard pursuant to which Mr. Dillard will be employed as Chief Financial Officer of the Company, effective August 12, 2019.

Prior to joining the Company, Mr. Dillard, age 59, was employed by Digium, Inc., a provider of Voip communications solutions, as the Chief Financial Officer from 2015 to 2019. From 2004 to 2015, Mr. Dillard served as Chief Executive Officer of Mobular Technologies, a provider of web-based compliance communications to the financial services industry.

The Employment Agreement is for a term of eighteen (18) months commencing on August 12, 2019 through and including February 11, 2021 (the “Term”), subject to early termination as provided therein. The Employment Agreement provides for a base salary of $240,000 per year. The Employment Agreement also provides for a grant of a stock option upon commencement of employment and eligibility for a bonus of up to 20% of base salary for the fiscal year ending January 31, 2020 and thereafter an annual bonus if determined in the Company’s sole discretion by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in such amount, and based upon such parameters (if any), as determined by the Compensation Committee.

The Employment Agreement contains certain provisions providing for severance payments to Mr. Dillard in the event that he is terminated by the Company without cause or by Mr. Dillard for Good Reason (generally, for failure by the Company to pay Mr. Dillard’s salary, material diminution in Mr. Dillard’s authority or material breach by the Company of the Employment Agreement). The payment is to Mr. Dillard is greater in the event that such termination without cause or for Good Reason is within 18 months after a change of control. Also under the Employment Agreement, Mr. Dillard is subject to non-competition and non-solicitation restrictions during the Term and for a period of one year thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement with Mr. Dillard, a copy of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

10.1  Employment Agreement, dated July 19, 2019, between Lakeland Industries, Inc. and Allen Dillard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: July 24, 2019	By:	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated July 19, 2019, between Lakeland Industries, Inc. and Allen Dillard.

3